Exhibit 23

                     [LETTERHEAD OF HOBE & LUCAS CPAS, INC.]

                                 March 18, 2002

Mr. Richard Ham
Millenium Holding Group, Inc.
3800 Old Cheney Rd., Suite 101-222
Lincoln, NE  68516

     Re: Consent to Incorporation of
         Independent Auditors' Report

Dear Mr. Ham:

     This firm was the independent auditor for Millenium Holding Group, Inc. (the "Company") for the fiscal year ended December 31, 2000. In this context, we understand that the Company is filing a Form 10-KSB/A with the Securities & Exchange Commission.

     Pursuant to Rule 601(b)(23), this letter will serve as our consent for the Company to file with the Form 10-KSB/A our Independent Auditors' Report dated July 9, 2001 for fiscal year ended December 31, 2000 and to the reference of Hobe & Lucas, Certified Public Accountants, Inc., therein.

                                  /s/ Hobe & Lucas CPAs, Inc.

                                  Hobe & Lucas,
                                  Certified Public Accountants, Inc.